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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2003

                                 FN ESTATE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

PENNSYLVANIA                       000-29255                     23-2767197
--------------------------------------------------------------------------------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

    TWO COURTNEY PLACE, SUITE 130, 3864 COURTNEY STREET, BETHLEHEM, PA 18017
    ------------------------------------------------------------------------
               (Address of principal executive office) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 266-6700

                         (FORMERLY FASTNET CORPORATION)
                         ------------------------------
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on December 15, 2003, FASTNET Corporation and its debtor subsidiaries (the "Companies") completed the sale of substantially all of their assets, including their Broadband and Dial Up Internet Access, Co-location, and Managed Hosting business units, to US LEC Corp. for an estimated $8.5 million, plus the assumption of certain liabilities. The $8.5 million consisted of $6.0 million in cash, $1.5 million in a promissory note and $1.0 million in Class A Common Stock of US LEC Corp. This sale was completed pursuant to the provisions of the United States Bankruptcy Code, and the sale procedures established by the Bankruptcy Court, including an auction process. An order approving such sale was issued by of the United States Bankruptcy Court for the Eastern District of Pennsylvania, Case No. 03-23143, on December 4, 2003. This transaction did not include assets associated with the Companies' Web Development business, upstate New York wireless business, certain wireline operations in upstate New York, certain non-operating fixed assets and receivables from former customers. As a result of this sale, Fastnet Corporation, Inc. changed its name to FN Estate, Inc.

On January 15, 2004, the Companies completed the sale of substantially all of their assets associated with their Web Development business to a group of noteholders of NetReach, Inc., a subsidiary of FASTNET Corporation, in exchange for the surrender and transfer to FASTNET Corporation of promissory notes of NetReach, Inc. in the aggregate principal amount of $760,000 and in consideration of the assumption of certain liabilities. This sale was completed pursuant to the provisions of the United States Bankruptcy Code.

The Companies hope to sell their remaining assets in the next 60 days. Following the sale of such assets, the Companies anticipate filing a plan of liquidation with the Bankruptcy Court and winding up their affairs. It is not anticipated that there will be any funds available for distribution to shareholders of FASTNET Corporation.

This report contains comments or information that constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve significant risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The forward-looking statements in this report include, among others, statements relating to the timing of the remaining asset sales and liquidation of the Companies, as well as the anticipated results thereof. The risks and uncertainties include, but are not limited to, the uncertainties related to the bankruptcy proceedings and whether the Companies will be successful in completing the remaining asset sales, followed by a plan of liquidation, possible objections to such transactions or plan of liquidation from parties in interest in the Companies' Chapter 11 proceedings, any loss of customer or vendor support relating to their remaining operations during the Chapter 11 proceedings, competition, and economic and other factors set forth in FASTNET Corporation's Form 10-K for the year ended December 31, 2002, as amended, and Form 10-Q for the quarter ended June 30, 2003.

The forward-looking statements included in this report are based on information available to FASTNET Corporation as of the date of this report, and FASTNET Corporation assumes no obligation to update any of these statements.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b) Pro Forma Financial Information

         Pro forma financial information relating to the sale of assets to US LEC required in accordance with Article 11 of Regulation S-X is included in this report as Exhibit 99.1 and is incorporated herein by reference.

         (c) Exhibits

         Exhibit No.     Description of Document
         -----------     -----------------------

             2.1 Amended and Restated Asset Purchase Agreement dated as of December 3, 2003 between US LEC Corp. and the Companies. (Incorporated herein by reference to Exhibit
                         2.1 to FASTNET Corporation's Current Report on Form 8-K, dated December 17, 2003, filed with the Securities and Exchange Commission.)*

             99.1 Unaudited Pro Forma Financial Statements relating to the sale of assets to US LEC

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* Certain exhibits and schedules of this Exhibit have been omitted. The registrant agrees to furnish supplementally any omitted schedule or exhibit to the Securities and Exchange Commission.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               FASTNET CORPORATION

                                               By: /s/ Ward G. Schultz
                                                   -----------------------------
                                                   Ward G. Schultz
                                                   Chief Financial Officer

Dated:  March 31, 2004